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Exhibit 99.5

        NOTICE OF GUARANTEED DELIVERY

INTERVAL ACQUISITION CORP.

offer to exchange all outstanding
9.5% Senior Notes due 2016 and
the related guarantees
for
9.5% Senior Notes due 2016
and the related guarantees
which have been registered under the Securities Act of 1933,
as amended, pursuant to the prospectus dated        •        , 2008

        This form or one substantially equivalent hereto must be used to accept the exchange offer of Interval Acquisition Corp., a Delaware corporation, (the "Company") and certain subsidiaries and the parent of the Company (collectively, the "Guarantors") made pursuant to the prospectus, dated         •        , 2008 (the "prospectus"), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York Mellon, N.A., as exchange agent (the "exchange agent"), prior to 5:00 P.M., New York City time, on the expiration date of the exchange offer.

        Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the exchange agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the outstanding 9.5% Senior Notes due 2016 of the Company and related guarantees thereof by the Guarantors (the "restricted notes") pursuant to the exchange offer, (a) such tender must be made by or through an eligible institution, (b) the properly completed and duly executed notice of guaranteed delivery must (i) state that the tender is being made and (ii) set forth the name and address of the holder of the restricted notes being tendered and the amount of the restricted notes being tendered, and (c) the exchange agent must receive the certificates for the restricted notes, or a book-entry confirmation, and a properly completed and duly executed letter of transmittal, or an agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

        Terms not defined herein shall have the respective meanings ascribed to them in the prospectus.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON        •        , 2008, UNLESS EXTENDED.

The exchange agent for the exchange offer is:

The Bank of New York Mellon
Corporate Trust Operations
Reorganization Unit
101 Barclay Street—7 East
New York, NY 10286
Attn: Mr. Randolph Holder
Facsimile: 212-298-1915
For confirmation call: 212-815-5098

Delivery of this instrument to an address other than as set forth above, or transmission of this instrument via facsimile other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the prospectus and the accompanying letter of transmittal, the undersigned hereby tenders to the Company and the Guarantors the principal amount of restricted notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer Procedures for Tendering Old Notes—Guaranteed Delivery" section of the prospectus.

Principal amount at maturity of 9.5% Senior Notes
due 2016 tendered:*

If 9.5% Senior Notes due 2016 will be delivered by book-entry transfer to the Depository Trust Company, provide account number:

Total principal amount at maturity represented by 9.5% Senior Notes due 2016 certificate(s):

$

Account number:
*
Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Please sign here**

X	Date:
X Signature(s) of owner(s) or authorized signatory	Date:

Area code and telephone number:
**
Must be signed by the holder(s) of restricted notes as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):
Capacity:
Address(es):
Name(s):
Capacity:
Address(es):

2

GUARANTEE
(Not to be used for signature guarantees)

        The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of restricted notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such restricted notes into the exchange agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer—Procedures for Tendering Old Notes—Guaranteed Delivery" section of the prospectus, together with one or more properly and duly executed letters of transmittal (or facsimile thereof or agent's message in lieu thereof) and any required signature guarantee and any other documents required by the letter of transmittal, will be received by the exchange agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Name of firm:	(Authorized signature)

Address:	Name:	(Please print or type)

Zip Code:	Title:

Dated:	Telephone number:

3

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  Exhibit 99.5